Exhibit 99.1

INDUSTRIAL INCOME TRUST INC.

PRO FORMA FINANCIAL INFORMATION

(Unaudited)

The following pro forma financial statement has been prepared to provide pro forma information with regard to real estate acquisitions and financing transactions, as applicable. The unaudited pro forma financial statement should be read in conjunction with Industrial Income Trust Inc.’s (the “Company”, “we”, or “our”) historical Annual Report on Form 10-K for the year ended December 31, 2011, filed with the Securities and Exchange Commission (the “SEC”) on March 9, 2012.

The accompanying unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2011, combine our historical operations with the purchase of each of the real property and financing transactions described below, as if those transactions had occurred on January 1, 2011.

On January 19, 2011, the Company acquired a 100% fee interest in two buildings located in the Pinnacle Industrial Center in Dallas, Texas aggregating approximately 575,000 square feet on 36.2 acres (“Rock Quarry 1 and 2”). The total aggregate acquisition cost of Rock Quarry 1 and 2 was approximately $25.7 million, exclusive of additional transfer taxes, due diligence, and other closing costs. The Company funded these acquisitions using proceeds from its public offering.

On January 19, 2011, the Company acquired a 100% fee interest in one industrial building located in the Madison Business Center in Tampa, Florida aggregating approximately 147,000 square feet on 8.9 acres (the “Eagle Falls Distribution Center”). The total aggregate acquisition cost of the Eagle Falls Distribution Center was approximately $10.7 million, exclusive of additional transfer taxes, due diligence, and other closing costs. The Company funded these acquisitions using proceeds from its public offering.

On January 27, 2011, the Company acquired a 100% fee interest in one industrial building located in Hagerstown, Maryland aggregating approximately 824,000 square feet on 70.3 acres (the “Hagerstown Distribution Center”). The total aggregate acquisition cost of the Hagerstown Distribution Center was approximately $41.2 million, exclusive of additional transfer taxes, due diligence, and other closing costs. The Company funded the acquisition using proceeds from its public offering and debt financing.

On June 17, 2011, the Company acquired a 100% fee interest in two industrial buildings and a 100% leasehold interest in a third industrial building, aggregating approximately 2.0 million square feet on 143.2 acres. The buildings are located in Atlanta, Georgia; York, Pennsylvania; and Houston, Texas (collectively referred to as the “Regional Distribution Portfolio”). The total aggregate purchase price was approximately $111.8 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. The Company funded the acquisition using proceeds from its public offering of common stock and debt financing.

On June 24, 2011, under the terms of a definitive agreement to acquire a 100% fee interest in nine industrial buildings aggregating approximately 1.4 million square feet on 108.8 acres located in Chicago, Illinois which the Company refers to herein as the “Chicago Industrial Portfolio,” the Company acquired six of the nine industrial buildings of the Chicago Industrial Portfolio aggregating approximately 1.1 million square feet on 84.8 acres. The total aggregate purchase price of this completed portion of the Chicago Industrial Portfolio was approximately $80.5 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. The Company funded the acquisition using proceeds from its public offering of common stock and debt financing.

On August 4, 2011, the Company completed the acquisition of one of the remaining industrial buildings in the Chicago Industrial Portfolio, aggregating approximately 82,000 square feet on 4.5 acres. The total aggregate purchase price of this completed portion of the Chicago Industrial Portfolio was approximately $6.4 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. The Company funded the acquisition using proceeds from its public offering of common stock and debt financing.

On August 25, 2011, the Company completed the acquisition of one of the remaining industrial buildings in the Chicago Industrial Portfolio, aggregating approximately 145,000 square feet on 9.5 acres. The total aggregate purchase price of this completed portion of the Chicago Industrial Portfolio was approximately $9.6 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. The Company funded the acquisition using proceeds from its public offering of common stock and debt financing assumed by the Company.

On December 13, 2011, the Company, through one of its wholly-owned subsidiaries, completed the acquisition of the remaining industrial building in the Chicago Industrial Portfolio, aggregating approximately 65,000 square feet on 4.9 acres. The total aggregate purchase price of this completed portion of the Chicago Industrial Portfolio was approximately $5.2 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. The Company funded the acquisition using proceeds from its public offering of common stock and debt financing assumed by the Company.

On December 15, 2011, the Company, through one of its wholly-owned subsidiaries completed the acquisition of eight industrial buildings aggregating approximately 1.6 million square feet on 88.2 acres. The buildings are located in certain submarkets of Fort Lauderdale, Florida; Atlanta, Georgia; and Dallas, Texas (collectively, the “Regional Industrial Portfolio”). The total aggregate purchase price was approximately $104.5 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. The Company funded the acquisition using proceeds from its public offering of common stock and debt financing.

The Company entered into the following financing transactions prior to December 31, 2011, and these transactions are included in the historical consolidated balance sheet as of December 31, 2011, as filed on Form 10-K: (i) $12.4 million mortgage note payable secured by the Rock Quarry 1 and 2 on January 19, 2011; (ii) $6.2 million mortgage note payable secured by the Eagle Falls Distribution Center on January 19, 2011; (iii) $23.4 million mortgage note payable secured by the Hagerstown Distribution Center on January 27, 2011; (iv) $66.9 million mortgage note payable secured by the Regional Distribution Portfolio on June 17, 2011; (v) $43.1 million mortgage note payable secured by the six industrial buildings in the Chicago Industrial Portfolio that closed on June 24, 2011; (vi) assumption of a $6.2 million mortgage note payable secured by the industrial building in the Chicago Industrial Portfolio that closed on August 4, 2011; (vii) assumption of a $6.3 million mortgage note payable secured by the industrial building in the Chicago Industrial Portfolio that closed on August 25, 2011; (viii) assumption of a $4.5 million mortgage note payable secured by the industrial building in the Chicago Industrial Portfolio that closed on December 13, 2011; and (ix) $61.0 million mortgage note payable secured by the eight industrial buildings in the Regional Industrial Portfolio that closed on December 15, 2011.

The unaudited pro forma condensed consolidated statement of operations has been prepared by our management based upon our historical financial statements and certain historical financial information of the acquired properties. This pro forma statement may not be indicative of the results that actually would have occurred if these transactions had been in effect on the dates indicated, nor do they purport to represent our future financial results. The accompanying unaudited pro forma condensed consolidated statement of operations does not contemplate certain amounts that are not readily determinable, such as additional general and administrative expenses that are probable, or interest income that would be earned on cash balances.

INDUSTRIAL INCOME TRUST INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2011

(Unaudited)

(in thousands, except per share data)	Company Historical (1)	Acquisitions (2)	Pro Forma Adjustments		Consolidated Pro Forma
REVENUE
Rental revenue	$51,650	$17,513	$(919	)(3)	$68,244

Total revenue	51,650	17,513	(919)		68,244
OPERATING EXPENSES
Rental expenses	11,131	4,025	—		15,156
Real estate related depreciation and amortization expense	22,481	—	8,984	(3)	31,465
General and administrative expenses	3,840	—	—		3,840
Asset management fees, related party	4,868	—	1,520	(4)	6,388
Acquisition-related expenses, related party	10,378	—	(5,529	)(3)	4,849
Acquisition-related expenses	7,597	—	(3,126	)(3)	4,471

Total operating expenses	60,295	4,025	1,849		66,169
Other expenses:
Equity in loss of unconsolidated joint venture	(2,034)	—	—		(2,034)
Interest expense and other	(14,674)	—	(5,600	)(5)	(20,274)

Total other expenses	(16,708)	—	(5,600)		(22,308)
Net loss	(25,353)	13,488	(8,368)		(20,233)
Net loss attributable to noncontrolling interests	—	—	—		—

Net loss attributable to common stockholders	$(25,353)	$13,488	$(8,368)		$(20,233)

Weighted average shares outstanding	37,423				60,550 (6)

Net loss per common share - basic and diluted	$(0.68)				$(0.33)

The accompanying notes are an integral part of this pro forma condensed consolidated financial statement.

INDUSTRIAL INCOME TRUST INC.

NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2011

(Unaudited)

(1)	Reflects our historical condensed consolidated statement of operations for the year ended December 31, 2011. Please refer to our Annual Report on Form 10-K filed with the SEC on March 9, 2012.

(2)	The tables below set forth the incremental impact of the following properties acquired by us on rental revenue and rental expense. The amounts presented are based on the historical operations of the properties and management’s estimates. Included in rental revenue is base rent, presented on a straight-line basis. The straight-line rent adjustment resulted in an incremental increase to rental income of approximately $2.3 million for the year ended December 31, 2011. Included in reimbursement and other revenue are rental expense recoveries and other revenues. The amounts presented for rental expense include: (i) operating expenses, (ii) insurance expense, and (iii) property management fees.

Revenue Impact: (in thousands)		For the Year Ended December 31, 2011
Acquisition	Acquisition Date	Incremental Rental Revenue	Incremental Reimbursement Revenue
Rock Quarry 1 and 2	January 19, 2011	72	11
Eagle Falls Distribution Center	January 19, 2011	36	2
Hagerstown Distribution Center	January 27, 2011	232	35
Regional Distribution Portfolio	June 17, 2011	3,923	424
Chicago Industrial Portfolio	(a)	3,584	654
Regional Industrial Portfolio	December 15, 2011	6,504	2,036

Total		$14,351	$3,162

(a)	The Chicago Industrial Portfolio closed in tranches, the first closing occurring on June 24, 2011, the second on August 4, 2011, the third on August 25, 2011 and the fourth on December 13, 2011.

Expense Impact: (in thousands)		For the Year Ended December 31, 2011
Acquisition	Acquisition Date	Incremental Rental Expense	Incremental Real Estate Taxes
Rock Quarry 1 and 2	January 19, 2011	9	6
Eagle Falls Distribution Center	January 19, 2011	3	6
Hagerstown Distribution Center	January 27, 2011	9	22
Regional Distribution Portfolio	June 17, 2011	202	361
Chicago Industrial Portfolio	(a)	487	635
Regional Industrial Portfolio	December 15, 2011	1,030	1,255

Total		$1,740	$2,285

(a)	The Chicago Industrial Portfolio closed in tranches, the first closing occurring on June 24, 2011, the second on August 4, 2011, the third on August 25, 2011 and the fourth on December 13, 2011.

(3)	The following table sets forth the incremental depreciation and amortization expense of the properties acquired by us. Pursuant to the purchase price allocations, building and other costs include amounts allocated to intangible in-place lease assets, above-market lease intangible assets and below-market lease intangible liabilities. The amount allocated to building will be depreciated on a straight-line basis over a period of 20 to 40 years, and the amounts allocated to intangible in-place lease assets will be amortized on a straight-line basis over the lease term. Above-market lease assets are amortized as a reduction in rental revenue over the corresponding lease term. Below-market lease liabilities are amortized as an increase to rental revenue over the corresponding lease term, plus any applicable fixed-rate renewal option periods. The net adjustment of amortization of above and below market lease intangible assets and liabilities for the year ended December 31, 2011, resulted in a net decrease to rental revenue of approximately $0.9 million. In addition, for the year ended December 31, 2011, we had incurred acquisition costs of approximately $8.7 million, related to these property acquisitions. These acquisition costs have been excluded from the presentation of the pro forma statement of operations as these costs were directly attributable to property acquisition transactions and are not recurring in nature.

		For the Year Ended December 31, 2011
Acquisition (in thousands)	Acquisition Date	Incremental Depreciation and Amortization Expense	Incremental Amortization of Above/Below Market Lease Intangibles, net
Rock Quarry 1 and 2	January 19, 2011	92	7
Eagle Falls Distribution Center	January 19, 2011	26	16
Hagerstown Distribution Center	January 27, 2011	138	(2)
Regional Distribution Portfolio	June 17, 2011	2,203	135
Chicago Industrial Portfolio	(a)	2,616	546
Regional Industrial Portfolio	December 15, 2011	3,909	217

Total		$8,984	$919

(a)	The Chicago Industrial Portfolio closed in tranches, the first closing occurring on June 24, 2011, the second on August 4, 2011, the third on August 25, 2011 and the fourth on December 13, 2011.

(4)	Asset management fees were calculated as though the properties acquired by us during 2011 had been managed by Industrial Income Advisors, LLC, our Advisor, since January 1, 2011. The management fee consists of a monthly fee of one-twelfth of 0.80% of the aggregate cost (including debt, whether borrowed or assumed) before non-cash reserves and depreciation of each real property asset within our portfolio.

(5)	We have entered into financing arrangements for approximately $230.0 million of mortgage notes payable. Interest expense presented was calculated based on the terms of the mortgage notes payable as of December 31, 2011. The following table sets forth the calculation for the pro forma adjustments as if these financings were outstanding as of January 1, 2011:

				Estimated Incremental Interest Expense
Issuance Date (in thousands)	Maturity Date	Interest Rate	Amount Financed	For the Year Ended December 31, 2011
January 27, 2011	November 1, 2020	4.81%	12,400	49
January 27, 2011	November 1, 2020	4.81%	6,160	24
January 27, 2011	November 1, 2020	4.81%	23,440	93
June 17, 2011	July 1, 2021	4.70%	66,869	1,501
June 24, 2011	July 1, 2021	4.70%	43,131	1,014
August 4, 2011	June 5, 2017	5.61%	6,150	233
August 25, 2011	July 11, 2016	6.24%	6,345	264
December 13, 2011	March 11, 2017	5.77%	4,480	241
December 15, 2011	January 5, 2019	3.90%	61,000	2,181

Total			$229,975	$5,600

(6)	The pro forma weighted average shares of common stock outstanding for the year ended December 31, 2011, were calculated as if they had been issued on January 1, 2011.